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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Bay Apartment Communities, Inc. on Form S-3 (File No. 33-92688) and Form S-8 (File No. 33-80249) of our reports dated July 3, 1996, on our audits of the Historical Summary of Gross Income and Direct Operating Expenses of Countrybrook Apartments for the three months ended March 31, 1996, and the year ended December 31, 1995, the Historical Summary of Gross Income and Direct Operating Expenses of Parkside Commons Apartments for the three months ended March 31, 1996, and the year ended December 31, 1995, the Historical Summary of Gross Income and Direct Operating Expenses of Villa Marguerite Apartments for the three months ended March 31, 1996, and the year ended December 31, 1995, and the Historical Summary of Gross Income and Direct Operating Expenses of Sunset Towers Apartments for the three months ended March 31, 1996, and the year ended December 31, 1995, which reports are included in this Current Report on Form 8-K/A.

                                        /s/ COOPERS & LYBRAND L.L.P.

                                        COOPERS & LYBRAND L.L.P.


San Francisco, California
July 5, 1996